UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ORAMED PHARMACEUTICALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

ORAMED PHARMACEUTICALS INC.
1185 Avenue of the Americas, Third Floor

New York, New York 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 30, 2022

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Oramed Pharmaceuticals Inc. (the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at our Israeli office, located at 20 Mamilla Avenue, Jerusalem, 9414904, Israel, on June 30, 2022, at 4:00 p.m. (Israel time). We intend to hold the annual meeting for the following purposes:

1.	To re-elect five directors of the Company to hold office until our next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal;

2.	To consider and approve, by a non-binding advisory vote, the compensation of our Named Executive Officers as described in the accompanying proxy statement;

3.	To consider and approve an amendment to the Company’s Amended and Restated 2019 Stock Incentive Plan (the “2019 Incentive Plan”);

4.	To ratify the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited (the “Independent Auditors”), as the independent registered public accounting firm of the Company for the 2022 fiscal year; and

5.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on May 26, 2022, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponement thereof.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, as promptly as possible. If you attend the Annual Meeting, you may withdraw the proxy and vote in person. If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Annual Meeting, please call 844-967-2633. You may also find directions at http://www.oramed.com/investors/governance-documents/annual-shareholder-meeting.

By Order of the Board of Directors,

Nadav Kidron
President, Chief Executive Officer and Director

New York, New York

June 2, 2022

PROXY STATEMENT
OF
ORAMED PHARMACEUTICALS INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON june 30, 2022

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Oramed Pharmaceuticals Inc. (the “Company,” “we,” “us,” or “our”), for use at the Annual Meeting of Stockholders to be held on June 30, 2022, at 4:00 p.m. (Israel time) (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our Israeli office, located at 20 Mamilla Avenue, Jerusalem, 9414904, Israel. We intend to first mail this proxy statement and our annual report to stockholders (the “Annual Report”) for the fiscal year ended August 31, 2021 (“Fiscal 2021”), as well as the enclosed proxy card, on or about June 2, 2022, to all stockholders entitled to vote at the Annual Meeting. On February 28, 2022, the Board acted to change our fiscal year from a year beginning on September 1 and ending on August 31, to a year beginning on January 1 and ending on December 31. In this proxy statement, references to the “Transition Period” refer to the four-month period from September 1, 2021 to December 31, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The proxy statement, proxy card and Annual Report are also available at
http://www.oramed.com/investors/governance-documents/annual-shareholder-meeting.
Stockholders may also obtain additional paper or e-mail copies of these materials by writing to
Oramed Pharmaceuticals Inc., 1185 Avenue of the Americas, Third Floor, New York, New York 10036,
attention: Secretary, or by sending an e-mail to netanel@oramed.com.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the Annual Report, as well as the enclosed proxy card, because our Board is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. The Annual Meeting will be held on June 30, 2022, at 4:00 p.m. (Israel time) at our Israeli office, located at 20 Mamilla Avenue, Jerusalem, 9414904. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Website addresses included in this proxy statement are textual references only, and the information in any website is not incorporated by reference into this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 26, 2022, will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If as at the close of business on May 26, 2022, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Similar Organization

If as at the close of business on May 26, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account or its agent is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The matters scheduled for a vote at the Annual Meeting are:

1.	the re-election of five directors of the Company to hold office until our next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal;

2.	the consideration and approval, by a non-binding advisory vote, of the compensation of our Named Executive Officers (as defined below) as described below under “Compensation of Executive Officers and Directors”;

3.	the consideration and approval of an amendment to the Company’s 2019 Incentive Plan; and

4.	the ratification of the appointment of the Independent Auditors, as the independent registered public accounting firm of the Company for the 2022 fiscal year.

Our Board unanimously recommends that you vote FOR all of the above proposals.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting, where a ballot will be made available to you. Directions to attend the Annual Meeting where you may vote in person can be found at: http://www.oramed.com/investors/governance-documents/annual-shareholder-meeting.

●	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us no less than 24 hours before the Annual Meeting, we will vote your shares as you direct. The chairman of the Annual Meeting may, at his or her discretion, decide to accept proxy cards even if received less than 24 hours before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Similar Organization

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, provided that your broker, bank or other agent makes telephone or Internet voting available. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

You have one vote for each share of common stock you own as of the close of business on May 26, 2022.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” with respect to Proposals 1, 2, 3 and 4. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered “routine” under applicable rules on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as “broker non-votes.” We believe that Proposals 1, 2 and 3 are considered non-discretionary items and Proposal 4 is considered a discretionary item.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors LLC to assist in the solicitation of proxies for a fee of $7,500 plus customary expenses.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy card with a later date;

●	You may send a written notice that you are revoking your proxy to our Secretary at 1185 Avenue of the Americas, Third Floor, New York, New York 10036; or

●	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For,” “Against” and “Abstain” with respect to Proposals 1, 2, 3 and 4.

How many votes are needed to approve each proposal?

The approvals of Proposals 1, 2, 3 and 4 each require the vote of a majority of the number of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Broker non-votes will not be counted as entitled to be voted (other than for the purpose of establishing a quorum, as discussed in the following paragraph), and will therefore not affect the outcome of Proposals 1, 2 and 3 (as noted above, because Proposal 4 is considered a discretionary item, there will not be broker non-votes with respect to this Proposal). With respect to all matters to be voted on, abstentions will have the same effect as a vote against such matters.

What is the quorum requirement?

The holders of at least one third (1/3) of the common stock issued and outstanding and entitled to vote on the subject matter, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting for the transaction of business. As of May 26, 2022, there were 38,564,016 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the stockholders entitled to vote on the subject matter, present in person or by proxy, have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting. At such adjourned Annual Meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the Annual Meeting as originally notified.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be reported in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 26, 2022 by: (1) each person who is known by us to own beneficially more than 5% of our common stock; (2) each of our current directors and each director nominee (a “Director Nominee”); (3) each of our Named Executive Officers listed below under “Compensation of Executive Officers and Directors – Summary Compensation Table”; and (4) all of our directors and executive officers as a group. On such date, we had 38,564,016 shares of common stock outstanding.

As used in the table below and elsewhere in this form, the term “beneficial ownership” with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the 60 days following May 26, 2022. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, (1) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity and (2) the address of each of the individuals named below is: c/o Oramed Pharmaceuticals Inc., 1185 Avenue of the Americas, Third Floor, New York, New York 10036.

Name and Address of Beneficial Owner	Number of Shares		Percentage of Shares Beneficially Owned
Nadav Kidron #+	1,631,341	(1)	4.2%
Miriam Kidron #+	530,799	(2)	1.4%
Aviad Friedman #	34,190	(3)	*
David Silberman+	-		*
Joshua Hexter+	184,583	(4)	*
Michael Rabinowitz+	36,301	(5)	*
Arie Mayer #	13,333	(6)	*
Kevin Rakin #	45,661	(7)	*
Yadin Rozov #	-		*
Leonard Sank #	202,089	(8)	*
All current executive officers and directors, as a group (eleven persons)	2,678,297	(9)	6.9%

*	Less than 1%

#	Director

+	NEO

(1)	Includes 545,009 shares of common stock issuable upon the exercise of outstanding stock options and 89,636 shares of common stock underlying vested RSUs that are issuable upon request. Mr. Nadav’s beneficial ownership includes the 218,603 shares of common stock held by Xiaopeng Li, a former director of the Company, over which he holds a proxy.

(2)	Includes 389,133 shares of common stock issuable upon the exercise of outstanding stock options and 141,666 shares of common stock underlying vested RSUs that are issuable upon request.

(3)	Includes 34,190 shares of common stock issuable upon the exercise of outstanding stock options.

(4)	Includes 81,250 shares of common stock issuable upon the exercise of outstanding stock options.

(5)	Includes 12,500 shares of common stock issuable upon the exercise of outstanding stock options.

(6)	Includes 13,333 shares of common stock issuable upon the exercise of outstanding stock options.

(7)	Includes 5,000 shares of common stock issuable upon the exercise of outstanding stock options

(8)	Includes 63,200 shares of common stock issuable upon the exercise of outstanding stock options.

(9)	Includes 1,143,615 shares of common stock issuable upon the exercise of options beneficially owned by the referenced persons and 231,302 shares of common stock underlying vested RSUs that are issuable upon request.

PROPOSAL 1:
RE-ELECTION OF DIRECTORS

The number of directors comprising our Board is currently set at seven and our Board is presently composed of seven members. Two of our current Board members, Kevin Rakin and Aviad Friedman, will not be nominated for re-election. Upon the recommendation of our Board and our nominating committee, the Board has nominated for re-election the remaining current directors, who are listed below along with additional information about each of them. The number of directors comprising our Board following the Annual Meeting will be set at five. Vacancies on our Board may be filled by persons elected by a majority of our remaining directors. A director elected by our Board to fill a vacancy (including any vacancy created by an increase in the number of directors) shall serve until the next meeting of stockholders at which the election of directors is considered and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal, but in no case will a decrease in the number of directors constituting the Board shorten the term of any incumbent director.

Each Director Nominee is currently a director of the Company. If re-elected at the Annual Meeting, each of the Director Nominees below would serve until our next Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Vote Required

The approval of Proposal 1 requires the affirmative vote of the holders of a majority of the number of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

The Board unanimously recommends that you vote “FOR” all of the nominees listed below.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The name and age of each of the five Director Nominees and of our executive officers, his or her position with us and the period during which such person has served as a director or officer of the Company are set forth below.

Name	Age	Position	Serving Since
Nadav Kidron	47	President, Chief Executive Officer, Director and Chairman (effective as of June 30, 2022)	2006
Miriam Kidron	81	Chief Scientific Officer and Director	2006
David Silberman	38	Chief Financial Officer and Treasurer	2021
Joshua Hexter	51	Chief Operating & Business Officer	2019
Michael Rabinowitz	56	Chief Commercial Officer	2021
Netanel Derovan	47	Chief Legal Officer and Secretary	2022
Arie Mayer	66	Director	2019
Yadin Rozov	44	Director	2022
Leonard Sank	57	Director	2007

Dr. Miriam Kidron is Mr. Nadav Kidron’s mother. There are no other directors or officers of the Company who are related by blood or marriage.

Biographical Summaries of Nominees for the Board and Executive Officers

The following is a brief account of the education and business experience during at least the past five years of each Director Nominee and of our executive officers who are not also directors, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Mr. Nadav Kidron was appointed President, Chief Executive Officer and director in March 2006, and Chairman of the Board effective as of June 30, 2022. He is also a director of Israel Advanced Technology Industries organization, and until 2016 was a director of Entera Bio Ltd. In 2009, he was a fellow at the Merage Foundation for U.S.-Israel Trade Programs for executives in the life sciences field. From 2003 to 2006, he was the managing director of the Institute of Advanced Jewish Studies at Bar Ilan University. From 2001 to 2003, he was a legal intern at Wine, Mishaiker & Ernstoff Law Offices in Jerusalem, Israel. Mr. Kidron holds an LL.B. and an International MBA from Bar Ilan University, Israel.

We believe that Mr. Kidron’s qualifications to serve on our Board include his familiarity with the Company as its founder, his experience in capital markets, as well as his knowledge and familiarity with corporate management.

Dr. Miriam Kidron was appointed Chief Scientific Officer and director in March 2006. Dr. Kidron is a pharmacologist and a biochemist with a Ph.D. in biochemistry. From 1990 to 2007, Dr. Kidron was a senior researcher in the Diabetes Unit at Hadassah University Hospital in Jerusalem, Israel. During 2003 and 2004, Dr. Kidron served as a consultant to Emisphere Technologies Inc., a company that specializes in developing broad-based proprietary drug delivery platforms. Dr. Kidron was formerly a visiting professor at the Medical School at the University of Toronto (Canada), and is a member of the American, European and Israeli Diabetes Associations. Dr. Kidron is a recipient of the Bern Schlanger Award.

We believe that Dr. Kidron’s qualifications to serve on our Board include her expertise in the Company’s technology, as it is based on her research, as well as her experience and relevant education in the fields of pharmacology and diabetes.

Mr. David Silberman was appointed Chief Financial Officer and Treasurer in July 2021. Prior to his appointment, from April 2018 to May 2021, Mr. Silberman served as a Corporate Financial Planning and Analysis associate director and director at Teva Pharmaceutical Industries Ltd., a global pharmaceutical company, committed to helping patients around the world to access affordable medicines and benefit from innovations to improve their health. From 2014 to 2018, Mr. Silberman served as Global Internal Audit Senior Manager at Teva Pharmaceutical Industries Ltd. From 2009 to 2014, Mr. Silberman provided internal audit and risk management services in the advisory department of Grant Thornton Fahn Kanne Control Management. From January 2009 until June 2009, Mr. Silberman worked in the audit department of KPMG, a certified public accounting firm. Mr. Silberman holds DCG and DSCG degrees from the French Ministry of Higher Study and Research and is a certified public accountant in Israel.

Mr. Joshua Hexter was appointed Chief Operating & Business Officer, in September 2019. Prior to his appointment, Mr. Hexter served as Chief Business Officer at BrainsWay Ltd. (Nasdaq/TASE: BWAY) from 2018 to 2019, a commercial stage medical device company focused on the development and sale of non-invasive neuromodulation products. From 2013 to 2018, Mr. Hexter served as Chief Operating Officer and VP Business Development of the Company and from 2007 to 2013, Mr. Hexter was a Director or Executive Director of BioLineRx Ltd. (Nasdaq/TASE: BLRX), a biopharmaceutical development company dedicated to identifying, in-licensing and developing innovative therapeutic candidates. Prior to his employment with BioLineRx, Mr. Hexter was a member of the board of directors and Chief Executive Officer of Biosensor Systems Design, Inc., a company developing market-driven biosensors. Mr. Hexter holds a bachelor’s degree from the University of Wisconsin and a master’s degree in management from Boston University.

Mr. Michael Rabinowitz was appointed Chief Commercial Officer in August 2021. Prior to his appointment, Mr. Rabinowitz served for over 25 years, from 1993 to 2021, in various marketing, sales, business development, and financial leadership roles at the global biopharmaceutical company Merck & Co., where he launched and marketed products in over 30 countries across several disease areas, including launching billion-dollar oral agents in diabetes and managing a global business. Mr. Rabinowitz holds a bachelors’ degree summa cum laude from Northwestern University and a masters’ degree from The Carlson School of Management at the University of Minnesota. He has also participated in executive health care programs at the Harvard Business School and the Wharton School of the University of Pennsylvania.

Mr. Netanel Derovan was appointed Chief Legal Officer and Secretary in January 2022. Prior to his appointment, from 2012 to 2021, Mr. Derovan served as executive counsel, corporate and securities, in the legal department of Teva Pharmaceutical Industries Ltd. From 2004 to 2012, he served as senior counsel in the International Corporate and Securities Department of Goldfarb Seligman & Co. From 2002 to 2004, he served as an associate attorney in the International Corporate Department at Caspi & Co. From 2001 to 2002, he served as a legal intern at Gornitzky & Co. Mr. Derovan holds an LLB degree from Bar Ilan University and is a member of the Israel Bar Association.

Dr. Arie Mayer became a director in December 2019. Dr. Mayer is currently the Managing Director and Chairman of the Board of Sigma-Aldrich Israel Ltd. and has held that position since January 2010. Dr. Mayer has held various roles with Sigma-Aldrich Israel Ltd. since 1995 and was instrumental in introducing and developing the Cell Culture and Molecular Biology business for Sigma Aldrich Israel Ltd. Dr. Mayer holds a Bachelor of Science degree in chemistry from Hebrew University and a Ph.D. in biochemistry from Israel Institute of Technology.

We believe that Dr. Mayer’s qualifications to serve on our Board include his experience as an executive in the biotechnology industry, as well as serving his experience and relevant education in the fields of chemistry and biochemistry.

Mr. Yadin Rozov became a director in April 2022. Mr. Rozov is the founder and managing partner of Terrace Edge Ventures LLC, a financial advisory firm, since January 2022. From 2019 to 2021, Mr. Rozov was a Partner of GoldenTree Asset Management LLC, a leading global credit asset management firm. From 2019 to 2021, Mr. Rozov also served as the Chief Executive Officer and President of Syncora Guarantee Inc. and from 2020 to 2021, as Chief Executive Officer of Financial Guaranty UK Ltd, each of which is a stand-alone specialty insurance company owned by GoldenTree. From 2009 to 2019, he was a Partner and Managing Director at Moelis & Company where he headed the Financial Institution Advisory group and was on the Management Committee of Moelis Asset Management. From 2014 to 2019, Mr. Rozov helped co-found College Avenue Student Loans LLC and served on its board and co-founded Chamonix Partners Capital Management LLC. From 2007 to 2009, Mr. Rozov was a Managing Director at UBS AG, where he was the Head of the Americas for the Repositioning Group. Mr. Rozov holds an M.Sc. in data science from Columbia University and a bachelor’s degree with highest honors in physics and materials engineering from Rutgers University.

We believe Mr. Rozov’s qualifications to serve on the Board include his many years of experience in capital markets, corporate finance, investment banking and investment management, with substantial experience in corporate strategy and governance.

Mr. Leonard Sank became a director in October 2007. Mr. Sank is a South African entrepreneur and businessman, whose interests lie in entrepreneurial endeavors and initiatives, with over 25 years’ experience of playing significant leadership roles in developing businesses. Mr. Sank serves on the boards of a few national businesses and local non-profit charity organizations in Cape Town, where he resides.

We believe that Mr. Sank’s qualifications to serve on our Board include his years of experience in development stage businesses, as well as his experience serving as a director of many entities.

Board Diversity Matrix (As of June 2, 2022)

Our Nominating Committee is committed to continuing to identify and recruit highly qualified candidates with diverse experiences, perspectives, and backgrounds to join our Board. The table below provides certain information regarding the composition of our Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.

Total number of directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	-	-
Number of Directors who identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native of Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	6	-	-
Two or more races or ethnicities	-	-	-	-
LGBTQ+	-
Did not disclose demographic background	-

Board of Directors

There are no agreements with respect to the election of directors. Each director is currently elected for a period of one year at our annual meeting of stockholders and serves until the next such meeting and until his or her successor is duly elected or until his or her earlier resignation or removal. The Board may also appoint additional directors. A director so chosen or appointed will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

The Board has determined that Dr. Arie Mayer, Yadin Rozov and Leonard Sank are independent as defined under the rules promulgated by the Nasdaq. Except for Dr. Arie Mayer, who serves on the Board of Directors of Oravax Medical Inc. (“Oravax”), a company 63% owned by us, none of the independent directors has any relationship with us besides serving on our Board.

We have determined that each of the directors is qualified to serve as a director of the Company based on a review of the experience, qualifications, attributes and skills of each director. In reaching this determination, we have considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment and to interact effectively with the other directors; and willingness and ability to commit the time necessary to perform the duties of a director.

Board Meeting Attendance

During Fiscal 2021, our Board held eight meetings and took actions by written consent on four occasions. During the Transition Period, our Board held five meetings and took actions by written consent on one occasion. All of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees that were held during the period such director served on the Board. Board members are encouraged to attend our annual meetings of stockholders.

Committees

Audit Committee and Audit Committee Financial Expert

The members of our Audit Committee are Yadin Rozov, Kevin Rakin and Arie Mayer. Following the Annual Meeting, the Board will consider the composition of the Audit Committee. Our Board has determined that Yadin Rozov is an “audit committee financial expert” as set forth in Item 407(d)(5) of Regulation S-K and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Audit Committee operates under a written charter that is posted on the “Investors” section of our website, www.oramed.com. The primary responsibilities of our Audit Committee include:

●	Overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

●	Appointing, compensating and retaining our registered independent public accounting firm;

●	Overseeing the work performed by any outside accounting firm;

●	Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our stockholders or to the general public and (ii) our internal financial and accounting controls;

●	Reviewing the Company’s policies with respect to cyber security risks and relevant contingent liabilities and risks that may be material to the Company;

●	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations; and

●	Reviewing major financial risk exposures and the steps management has taken to monitor and control such exposures, and discussing the guidelines and polices to govern the process by which risk assessment and management is undertaken.

Our Audit Committee met four times and took action by written consent on three occasions during Fiscal 2021. Our Audit Committee met three times and took action by written consent on two occasions during the Transition Period.

Compensation Committee

The members of our Compensation Committee are Leonard Sank, Kevin Rakin and Yadin Rozov. The Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on the “Investors” section of our website, www.oramed.com. The primary responsibilities of our Compensation Committee include:

●	Reviewing, negotiating and approving, or recommending for approval by our Board the salaries and incentive compensation of our executive officers;

●	Administering our equity based plans and making recommendations to our Board with respect to our incentive-compensation plans and equity-based plans; and

●	Making recommendations to our Board with respect to director compensation.

The Compensation Committee meets as often as it deems necessary, without the presence of any executive officer when approving compensation, except that the Company’s Chief Executive Officer, at the discretion of the Compensation Committee, may be present during the approval of, or deliberations with respect to, other executive officer compensation. The Compensation Committee may delegate any authority granted to it to one or more subcommittees of the Compensation Committee, in its sole discretion.

Our Compensation Committee met one time and took action by written consent on five occasions during Fiscal 2021. Our Compensation Committee met one time and took action by written consent on two occasions during the Transition Period.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2021 and the Transition Period, Mr. Aviad Friedman, Mr. Kevin Rakin and Mr. Leonard Sank served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of ours. Following the Annual Meeting, the Board will consider the composition of the Compensation Committee.

During Fiscal 2021 and during the Transition Period, none of our Named Executive Officers served as: (1) a member of the compensation committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee; (2) a director of another entity, one of whose executive officers served on the compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board.

Nominating Committee

The members of our Nominating Committee are Arie Mayer and Kevin Rakin. Following the Annual Meeting, the Board will consider the composition of the Nominating Committee. The Board has determined that all of the members of the Nominating Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Nominating Committee operates under a written charter that is posted on the “Investors” section of our website, www.oramed.com. The primary responsibilities of our Nominating Committee include:

●	Overseeing the composition and size of the Board, developing qualification criteria for Board members based on background, skills, experience and diversity, and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board;

●	Recommending the composition of the Board for each annual meeting of stockholders; and

●	Reviewing periodically with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by directors, and making recommendations to the Board with respect to the selection and development of individuals to occupy those positions.

Our Nominating Committee took action by written consent on two occasions during Fiscal 2021. Our Nominating Committee did not meet or take action by written consent during the Transition Period.

Director Nominations

The Nominating Committee is responsible for developing and approving criteria, with Board approval, for candidates for Board membership. The Nominating Committee is responsible for overseeing the compensation and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board and for recommending the composition of the Board for each of the Company’s annual meetings. The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

Nominees for director will be selected on the basis of their integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor does the Company have a diversity policy. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Company has never received communications from stockholders nominating individuals for appointment to our Board. Therefore, we do not yet have a policy with regard to the consideration of any director candidates recommended by stockholders. In Fiscal 2021, and during the Transition Period, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees to our Board. All of the Director Nominees for election at the Annual Meeting are current members of our Board.

Delinquent Section 16(a) Reports

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to us during Fiscal 2021 and the Transition Period, we believe that during Fiscal 2021 and the Transition Period, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements, except: (a) Dr. Miriam Kidron, our Chief Scientific Officer and one of our directors, failed to timely file a Form 4 reporting her February 3, 2021 acquisition of options to purchase 100,000 shares of our common stock. Dr. Kidron filed a Form 4 reporting this transaction on February 8, 2021, (b) Nadav Kidron, our President, Chief Executive Officer and one of our directors, failed to timely file a Form 4 reporting his February 3, 2021 acquisition of options to purchase 150,000 shares of our common stock. Mr. Kidron filed a Form 4 reporting this transaction on February 8, 2021, (c) Joshua Hexter, our Chief Operating and Business Officer, failed to timely file a Form 4 reporting his February 3, 2021 acquisition of options to purchase 50,000 shares of our common stock. Mr. Hexter filed a Form 4 reporting this transaction on February 8, 2021, (d) Avraham Gabay, our former Chief Financial Officer, failed to timely file a Form 4 reporting his February 3, 2021 acquisition of options to purchase 40,000 shares of our common stock. Mr. Gabay filed a Form 4 reporting this transaction on February 8, 2021, and (e) Arie Mayer, one of our directors, failed to timely file a Form 4 reporting his November 3, 2021 sale of 3,000 shares of our common stock. Mr. Mayer filed a Form 4 reporting this transaction on May 10, 2022.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for our senior officers, directors and employees. A copy of the Code of Ethics and Business Conduct is located at our website at www.oramed.com. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver from, a provision of the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer or controller, or persons performing similar functions and that relates to the Code of Ethics by posting such information on our website, www.oramed.com.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers and employees are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions, including through the use of financial instruments.

Board Leadership Structure and Role in Risk Oversight

Mr. Nadav Kidron serves as our President, Chief Executive Officer and, effective as of June 30, 2022, as Chairman of our Board. We believe that this leadership structure is appropriate to our Company given the current circumstances, including the size and operations of the Company.

The Board does not have a formal policy on whether the roles of Chairman and Chief Executive Officer should be combined or separated. The Board believes that a leadership structure that separates the roles of Chief Executive Officer and Chairman, fosters effective governance and oversight of the Company. The Chairman is responsible for advising the Chief Executive Officer and presiding over meetings of the Board and consulting with the Chief Executive Officer on Board meeting agendas. The Chief Executive Officer is responsible for setting the Company’s strategy and leading the Company’s day to day performance. We believe this governance structure promotes balance between the authority of those who oversee our business and those who manage it on a day to day basis. However, the Board also believes that the Company’s stockholders are best served by the Board having flexibility to consider the relevant facts and circumstances and determine, at the time of the Chairman’s election, the best leadership structure for the Company rather than by adhering to a formal standing policy on the subject. In light of the departure of Mr. Rakin from the Board following the Annual Meeting, the Board has recently determined to combine the roles of Chairman and Chief Executive Officer with Mr. Kidron until such time as it determines a replacement for Mr. Rakin as an independent Chairman.

The role of our Board and each of our committees, as appropriate, in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and is an integral part of all Board deliberations. Each of our Board Committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating Committee is responsible for overseeing the management of governance risks.

The Board’s role in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

Attendance at Special and Annual Stockholder Meetings

We encourage our directors to attend our special and annual stockholders’ meetings. Dr. Miriam Kidron, our Chief Scientific Officer and director and Mr. Nadav Kidron, our President and Chief Executive Officer and a director, attended our last annual stockholder meeting.

Stockholder Communications

Although we have not adopted a formal process for stockholder communications with our Board, we believe stockholders should have the ability to communicate directly with the Board so that their views can be heard by the Board or individual directors, as applicable, and that appropriate and timely responses are provided to stockholders. All communications regarding general matters should be directed to the Secretary of the Company at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board or for any particular director(s). If no designation is made, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Corporate Secretary

Oramed Pharmaceuticals Inc.

1185 Avenue of the Americas, Third Floor

New York, New York 10036

Certain Relationships and Related Transactions

During fiscal years 2021 and 2020, except for compensation arrangements described elsewhere herein, we did not participate in any transaction, and we are not currently participating in any proposed transaction, or series of transactions, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. All related person transactions are approved by our Board.

On November 30, 2015, we, our Israeli subsidiary and HTIT entered into a Technology License Agreement, which was further amended, according to which we granted HTIT an exclusive commercialization license in the Territory related to our oral insulin capsule, ORMD-0801. Pursuant to this license agreement, HTIT will conduct certain pre-commercialization and regulatory activities with respect to our subsidiary’s technology related to the ORMD-0801 capsule and will pay certain royalties and an aggregate of approximately $37.5 million. On November 30, 2015, we also entered into a securities purchase agreement with HTIT, pursuant to which, among other things, Mr. Kidron would serve as proxy and attorney in fact of HTIT, with full power of substitution, to cast on behalf of HTIT all votes that HTIT is entitled to cast with respect to the Purchased Shares at any and all meetings of our stockholders to consent or dissent to any action taken without a meeting and to vote all the Purchased Shares held by HTIT in any manner Mr. Kidron deemed appropriate except for matters related to our activities in the People’s Republic of China, on which Mr. Kidron would consult with HTIT before taking any action as proxy. On August 19, 2021, the proxy was revoked in accordance with its terms by HTIT.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed the audited financial statements for Fiscal 2021 with management; (2) discussed with the Independent Auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for Fiscal 2021 for filing with the SEC.

By the Audit Committee of the Board of
Directors of Oramed Pharmaceuticals Inc.*

Yadin Rozov
Kevin Rakin
Arie Mayer

*	Mr. Rozov was appointed as a member of the Audit Committee effective as of April 12, 2022. Prior to such time, and during Fiscal 2021 and the Transition Period, Mr. Friedman served as a member of the Audit Committee.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

This section explains the policies and decisions that shape our executive compensation program, including its specific objectives and elements, as it relates to our “named executive officers” (“NEOs”).

Our NEOs for Fiscal 2021 and the Transition Period are those five individuals listed in the “Summary Compensation Table” below. The Compensation Committee believes that our executive compensation is appropriately designed to incentivize our NEOs to work for our long-term prosperity, is reasonable in comparison with the levels of compensation provided by comparable companies and reflects a reasonable cost. We believe our NEOs are critical to the achievement of our corporate goals, through which we can drive stockholder value.

The Compensation Committee of our Board is comprised solely of independent directors as defined by Nasdaq and non-employee directors as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee has the authority and responsibility to review and approve the compensation of our President and Chief Executive Officer and other executive officers. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in “Board Meetings and Committees—Compensation Committee” section.

Our executive compensation program and our NEOs’ compensation packages are designed around the following objectives:

●	attract, hire, and retain talented and experienced executives;

●	motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

●	ensure fairness among the executive management team via recognizing the contributions of each executive to our success;

●	focus executive behavior on achievement of our corporate objectives and strategy; and

●	align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components regularly to ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to motivate and reward performance. Long-term incentives are intended to reward NEOs for our long-term performance and executing our business strategy, and to strongly align NEOs’ interests with those of stockholders.

With respect to equity compensation, the Compensation Committee makes awards to executives under our 2019 Incentive Plan. Executive compensation is paid or granted based on such matters as the Compensation Committee deems appropriate, including our financial and operating performance and the alignment of the interests of the executive officers and our stockholders.

Elements of Compensation

Our executive officer compensation program is comprised of: (i) base salary or monthly compensation; (ii) discretionary bonus; (iii) long-term equity incentive compensation in the form of stock option and RSU grants; and (iv) benefits and perquisites.

In establishing overall executive compensation levels and making specific compensation decisions for our NEOs in Fiscal 2021 and the Transition Period, the Compensation Committee considered a number of criteria, including the executive’s position, scope of responsibilities, prior base salary and annual incentive awards and expected contribution.

Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for the NEOs from time to time but not less than once each year. The Compensation Committee also takes into consideration the President and Chief Executive Officer’s recommendations for executive compensation of the other NEOs. The President and Chief Executive Officer generally presents these recommendations at the time of our Compensation Committee’s review of executive compensation arrangements.

In Fiscal 2021, the Compensation Committee received consulting services from Aon Consulting, Inc. (“Aon”), through its Radford subdivision (part of Aon Hewitt) (“Radford”), with regard to management and Board compensation. The Compensation Committee engaged the consultant to review the Company’s current compensation plans for its management and Board and collect and analyze data regarding management and Board compensation at other companies comparable to the Company, in order to provide a competitive compensation benchmark. Aon collected SEC filings data and Radford survey data regarding U.S. and Israeli compensation practices and developed a peer group of predominantly U.S. companies with some representation of Israeli-headquartered companies. Aon’s peer group consisted of the following companies: Anavex Life Sciences Corp., Arbutus Biopharma Corp., Athersys, Inc., Avadel Pharmaceuticals plc, Chimerix Inc., Compugen Ltd., Gamida Cell Ltd., Immunic, Inc., KemPharm, Inc., Marinus Pharmaceuticals, Inc., Oncternal Therapeutics, Inc., Relmada Therapeutics, Inc., Seelos Therapeutics, Inc., Sesen Bio, Inc., Tyme Technologies, Inc., Viking Therapeutics, Inc., VistaGen Therapeutics, Inc., XOMACorp. And Zynerba Pharmaceuticals, Inc. Following its review, in August 2021, Aon provided recommendations for cash and equity compensation at various percentiles for the Compensation Committee’s consideration.

Base Salary

The Compensation Committee performs a review of base salaries and monthly compensation for our NEOs from time to time as appropriate. In determining salaries, the Compensation Committee members also take into consideration the scope of the NEOs’ responsibilities and independent third-party market data, such as compensation surveys to industry, individual experience and performance and contribution to our clinical, regulatory, commercial and operational performance. None of the factors above has a dominant weight in determining the compensation of our NEOs, and our Compensation Committee considers the factors as a whole when considering such compensation. In addition, our Compensation Committee uses comparative data regarding compensation paid by peer companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, and not as part of an analysis or a formula.

We believe that a competitive base salary and monthly compensation is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salary and monthly compensation are established in part based on the individual experience, skills and expected contributions to our performance, as well as such executive’s performance during the prior year. Generally, we believe that executives’ base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities, experience and performance at comparable companies. Compensation adjustments are made occasionally based on changes in an executive’s level of responsibility, company progress or on changed local and specific executive employment market conditions.

In Fiscal 2021, our Compensation Committee increased the base salary of one of our NEOs by 15% as it deemed this to be a reasonable rate based on, among other factors, such NEO’s increased responsibilities and time passed since the last salary increase. In the Transition Period, our Compensation Committee increased the base salary of most of our NEOs by 15% based on the report from Aon, as it determined salaries were not in line with market compensation.

Performance Based Bonus

Our NEOs are eligible to receive discretionary annual bonuses based upon performance. The amount of annual bonus to our NEOs is based on various factors, including, among others, the achievement of scientific and business goals and our financial and operational performance. The Compensation Committee takes into account the overall performance of the individuals, as well as the overall performance of the Company over the period being reviewed and the recommendation of management. For any given year, the compensation objectives vary, but relate generally to strategic factors such as developments in our clinical path, the execution of a license agreement for the commercialization of product candidates, the establishment of key strategic collaborations, the build-up of our pipeline and financial factors such as capital raising. Bonuses are awarded generally based on corporate performance, with adjustments made within a range for individual performance, at the discretion of the Compensation Committee. The Compensation Committee determines, on a discretionary basis, the size of the entire bonus pool and the amount of the actual award to each NEO. The overall payment is also based on historic compensation of the NEOs.

We believe that annual bonuses payable based on the achievement of short-term corporate goals incentivize our NEOs to create stockholder value and attain short-term performance objectives.

Long-Term Equity Incentive Compensation

Long-term incentive compensation allows the NEOs to share in any appreciation in the value of our common stock. The Compensation Committee believes that stock participation aligns executive officers’ interests with those of our stockholders. Equity incentive awards are generally made at the commencement of employment and following a significant change in job responsibilities, or to meet other special retention or performance objectives. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level expected to be competitive within the biotechnology industry, as well as with Israeli-based companies. Awards are made on a discretionary basis and not pursuant to specific criteria set out in advance. In determining the amount of each grant, the Compensation Committee also takes into account the number of shares held by the executive prior to the grant. The vesting schedule for NEOs generally provides for annual installments for new grants, though the Compensation Committee also utilizes quarterly vesting from time to time, as well as performance-based vesting. The Compensation Committee believes that time-based vesting encourages recipients to build stockholder value over a long period of time and that performance-based vesting encourages recipients to achieve goals that benefit the Company.

As part of its engagement in fiscal 2021 described above, Aon also provided consulting services in connection with grants of equity awards to our executive officers and directors. Aon reviewed annual long-term incentive grants at peer companies, as well as such grants made by companies in the broader market, based on a blend of Black-Scholes valuations and grants as a percentage of the applicable company’s capitalization. Following such consultation, the Compensation Committee is considering alternative models and equity vehicles for future equity-based grants.

Benefits and Perquisites

Generally, benefits available to NEOs are available to all employees on similar terms and include welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits in Israel. We provide some of our NEOs with a phone and a company car, which are customary benefits in Israel to managers and officers.

We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of executive officers by other companies similar in size and stage of development in Israel. These benefits represent a relatively small portion of the executive officers’ total compensation.

The Company pays for certain direct costs, related taxes and expenses incurred in connection with the relocation of our President and Chief Executive Officer to the United States. During Fiscal 2021 and the Transition Period, such relocation expenses totaled approximately $377,000 and $109,000, respectively, and included mainly payments intended to reflect the difference in the cost of living between Israel and the United States, relocation expenses, accommodation allowances, education allowances, health insurance and related taxes.

Say-on-Pay Vote

Our stockholders approved, on an advisory basis, our executive compensation program at our annual meeting of stockholders held on August 3, 2020. We did not seek or receive any specific feedback from our stockholders concerning our executive compensation program during the past fiscal year. The Compensation Committee did not specifically rely on the results of the prior vote in making any compensation-related decisions during Fiscal 2021 and the Transition Period.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for Fiscal 2021 and in this proxy statement.

Compensation Committee Members:*

Yadin Rozov
Kevin Rakin
Leonard Sank

*	Mr. Rozov was appointed as a member of the Compensation Committee effective as of April 12, 2022. Prior to such time, and during Fiscal 2021 and the Transition Period, Mr. Friedman served as a member of the Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our NEOs for the Transition Period and fiscal years 2021, 2020 and 2019.

Name and Principal Position	Year (1)	Salary ($) (2)	Bonus ($) (2)(3)	RSUs Awards ($) (4)	Option Awards ($) (4)(5)	All Other Compensation ($) (2)(6)	Total ($)
Nadav Kidron	Transition Period	183,543	565,634	-	-	117,294	866,471
President, Chief	2021	465,982	300,000	1,995,666	876,693	382,240	4,020,581
Executive Officer	2020	439,076	220,582	-	569,062	539,131	1,767,851
and director(7)	2019	419,460	224,975	-	398,910	507,750	1,551,095

Miriam Kidron	Transition Period	134,505	285,273	-	-	5,327	425,105
Chief Scientific	2021	319,868	86,000	1,330,451	584,462	14,193	2,334,974
Officer and	2020	305,840	70,000	-	299,506	13,354	688,700
director(8)	2019	267,386	123,149	-	211,128	14,503	616,166

David Silberman	Transition Period	60,388	41,759	661,654	573,744	9,546	1,347,091
Chief Financial Officer(9)	2021	27,762	-	-	-	4,376	32,138

Joshua Hexter	Transition Period	67,256	148,661	-	-	21,578	237,495
Chief Operating &	2021	206,223	60,000	665,215	292,231	60,720	1,284,389
Business	2020	190,801	12,169	-	351,128	54,735	608,833
Officer(10)	2019	52,848	-	-	-	9,022	61,870

Michael Rabinowitz	Transition Period	120,059	68,750	-	-	2,015	190,824
Chief Commercial Officer(11)	2021	30,015	-	986,352	860,416	-	1,876,783

(1)	The information is provided for each fiscal year, which began on September 1 and ended on August 31 and for the Transition Period, which began on September 1, 2021 and ended on December 31, 2021.

(2)	Amounts paid for Salary, Bonus and All Other Compensation were originally denominated in NIS and were translated into U.S. Dollars at the then current exchange rate for each payment.

(3)	Bonuses were granted at the discretion of the Compensation Committee.

(4)	For RSU awards, the amounts reflect the grant date fair value, as calculated pursuant to FASB ASC Topic 718. The assumptions used to determine the fair value of the RSU awards are set forth in Note 8 to our audited consolidated financial statements included in the Annual Report. Our NEOs will not realize the value of these awards in cash unless and until the awards vest and the underlying shares are issued and subsequently sold.

(5)	The amounts reflect the grant date fair value, as calculated pursuant to FASB ASC Topic 718, of these option awards. The assumptions used to determine the fair value of the option awards are set forth in Note 8 to our audited consolidated financial statements included in the Annual Report. Our NEOs will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

(6)	Amounts exclude the fair market value of the options that were re-granted on September 11, 2019, as it was offset by the negative amount created by the cancelled options (that is, it was accounted for as a modification under FASB ASC Topic 718, and no incremental compensation expense was recorded). For more information about the regrant see Note 7(a) to our audited consolidated financial statements included in the Annual Report. For more information about the regrant fair market value see “Grants of Plan-Based Awards” below.

(6)	See “All Other Compensation Table” below.

(7)	Mr. Kidron receives certain compensation from Oramed Ltd. through KNRY, Ltd., an Israeli entity owned by Dr. Miriam Kidron, or KNRY. See “—Employment and Consulting Agreements” below.

(8)	Dr. Kidron receives compensation from Oramed Ltd. through KNRY. See “—Employment and Consulting Agreements” below.

(9)	Mr. Silberman was appointed as Chief Financial Officer, effective July 5, 2021.

(10)	Mr. Hexter was appointed Chief Operating & Business Officer, effective September 19, 2019. From 2013 to 2018, Mr. Hexter served as Chief Operating Officer and VP Business Development of the Company.

(11)	Mr. Rabinowitz was appointed as Chief Commercial Officer, effective August 1, 2021.

All Other Compensation Table

The “All Other Compensation” amounts set forth in the Summary Compensation Table above consist of the following:

Name	Year	Automobile- Related Expenses ($)	Manager’s Insurance* ($)	Education Fund* ($)	Relocation Expenses** ($)	Health Insurance Premiums ($)	Cell Phone Allowance ($)	Total ($)
Nadav Kidron	Transition Period	8,568	-	-	108,726	-		117,294
	2021	4,926	-	-	377,314	-		382,240
	2020	23,438	-	-	515,693	-		539,131
	2019	21,090	-	-	486,660	-		507,750

Miriam Kidron	Transition Period	5,327	-	-	-	-	-	5,327
	2021	14,193	-	-	-	-	-	14,193
	2020	13,354	-	-	-	-	-	13,354
	2019	14,503	-	-	-	-	-	14,503

David Silberman	Transition Period	-	7,677	1,869	-	-	-	9,546
	2021	-	3,527	849	-	-	-	4,376

Joshua Hexter	Transition Period	6,189	9,288	6,101	-	-	-	21,578
	2021	18,163	28,327	14,230	-	-	-	60,720
	2020	13,685	26,820	14,230	-	-	-	54,735
	2019	4,409	1,985	2,628	-	-	-	9,022

Michael Rabinowitz	Transition Period	-	-	-	-	1,769	246	2,015
	2021	-	-	-	-	-	-	-

*	Manager’s insurance and education funds are customary benefits provided to employees based in Israel. Manager’s insurance is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An education fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.

**	Relocation expenses represents additional compensation for the period during which Mr. Kidron was in the United States. These expenses mainly include relocation expenses, supplemental living expenses, accommodation allowances, education allowances, health insurance and related costs.

Employment and Consulting Agreements

On July 1, 2008, Oramed Ltd. entered into a consulting agreement with KNRY, whereby Mr. Nadav Kidron, through KNRY, provides services as President and Chief Executive Officer of both the Company and Oramed Ltd., or the Nadav Kidron Consulting Agreement. Additionally, on July 1, 2008, Oramed Ltd. entered into a consulting agreement with KNRY whereby Dr. Miriam Kidron, through KNRY, provides services as Chief Scientific Officer of both the Company and Oramed Ltd., or the Miriam Kidron Consulting Agreement. We refer to the Miriam Kidron Consulting Agreement and Nadav Kidron Consulting Agreement collectively as the Consulting Agreements.

The Consulting Agreements are both terminable by either party upon 140 days prior written notice. The Consulting Agreements, as amended, provide that KNRY will be reimbursed for reasonable expenses incurred in connection with performance of the Consulting Agreements and that Nadav Kidron receives a monthly consulting fee of NIS 127,570 and Dr. Miriam Kidron receives a monthly consulting fee of NIS 92,522. Pursuant to the Consulting Agreements, KNRY, Nadav Kidron and Dr. Miriam Kidron each agree that during the term of the Consulting Agreements and for a 12-month period thereafter, none of them will compete with Oramed Ltd. nor solicit employees of Oramed Ltd. Starting September 1, 2021, Nadav Kidron receives a monthly consulting fee of NIS 146,705 and Dr. Miriam Kidron receives a monthly consulting fee of NIS 106,400.

We, through Oramed Ltd., have entered into an employment agreement with David Silberman as of May 23, 2021, pursuant to which Mr. Silberman was appointed as Chief Financial Officer, Treasurer and Secretary of the Company and Oramed Ltd., effective July 5, 2021. In accordance with the employment agreement, as amended, Mr. Silberman’s current gross monthly salary is NIS 37,500. In addition, Mr. Silberman is provided with a cellular phone and a company car allowance pursuant to the terms of his agreement. Starting September 1, 2021, Mr. Silberman’s gross monthly salary is NIS 43,125.

We, through Oramed Ltd., have entered into an employment agreement with Joshua Hexter as of August 18, 2019, pursuant to which Mr. Hexter was appointed as Chief Operating & Business Officer of the Company and Oramed Ltd., effective September 19, 2019. In accordance with the employment agreement, as amended, Mr. Hexter’s current gross monthly salary is NIS 56,000. In addition, Mr. Hexter is provided with a cellular phone and a company car pursuant to the terms of his agreement. Starting September 1, 2021, Mr. Hexter’s gross monthly salary is NIS 64,400.

We, through Oramed Inc., have entered into an employment agreement with Michael Rabinowitz as of July 25, 2021, pursuant to which Mr. Rabinowitz was appointed as Chief Commercial Officer of the Company, effective August 1, 2021. In accordance with the employment agreement, as amended, Mr. Rabinowitz’s current gross monthly salary is $27,500. In addition, Mr. Rabinowitz is entitled to a monthly reimbursement of his cell phones expenses and medical and dental benefits up to a certain amount per year.

We have entered into indemnification agreements with our directors and officers pursuant to which we agreed to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

Potential Payments upon Termination or Change-in-Control

We have no plans or arrangements in respect of remuneration received or that may be received by our NEOs to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change-in- control) or a change of responsibilities following a change-in-control.

Pension, Retirement or Similar Benefit Plans

We have no arrangements or plans under which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options, RSUs or restricted shares at the discretion of our Compensation Committee in the future.

GRANTS OF PLAN-BASED AWARDS

The following table shows grants of plan-based equity awards made to our NEOs during Fiscal 2021 and during the Transition Period.

Name	Grant Date	Options Awards: Number of Securities Underlying Options (#)	All Other Stock Awards: Number of Securities Underlying RSUs (#)	Grant Date Fair Value of Stock Awards ($)
Nadav Kidron(1)	02/03/2021	150,000	-	876,693
Nadav Kidron(2)	02/03/2021	-	300,000	1,995,666
Miriam Kidron(3)	02/03/2021	100,000	-	584,462
Miriam Kidron(4)	02/03/2021	-	200,000	1,330,451
Joshua Hexter(5)	02/03/2021	50,000	-	292,231
Joshua Hexter(6)	02/03/2021	-	100,000	665,215
Michael Rabinowitz(7)	08/04/2021	100,000	-	860,416
Michael Rabinowitz(8)	08/04/2021	-	100,000	986,352
David Silberman(9)	01/09/2021	50,000	-	573,744
David Silberman(10)	01/09/2021	-	50,000	661,654

(1)	These options were granted under our 2019 Incentive Plan. 37,500 vested on December 31, 2021 and the balance vests in three equal installments of 37,500 on each of December 31, 2022, December 31, 2023 and December 31, 2024.

(2)	These RSUs were granted under our 2019 Incentive Plan and shall vest as follows: 100,000 shall vest upon our common stock achieving a price per share of $15 during 20 days out of any 30-day trading period, 100,000 shall vest upon our common stock achieving a price per share of $25 during 20 days out of any 30-day trading period and 100,000 upon achievement of a certain licensing agreement as specified by the Board.

(3)	These options were granted under our 2019 Incentive Plan. 25,000 vested on December 31, 2021 and the balance vests in three equal installments of 25,000 on each of December 31, 2022, December 31, 2023 and December 31, 2024.

(4)	These RSUs were granted under our 2019 Incentive Plan and shall vest as follows: 66,667 shall vest upon our common stock achieving a price per share of $15 during 20 days out of any 30-day trading period, 66,667 shall vest upon our common stock achieving a price per share of $25 during 20 days out of any 30-day trading period, and 66,666 upon achievement of a certain licensing agreement as specified by the Board.

(5)	These options were granted under our 2019 Incentive Plan. 12,500 vested on December 31, 2021 and the balance vests in three equal installments of 12,500 on each of December 31, 2022, December 31, 2023 and December 31, 2024.

(6)	These RSUs were granted under our 2019 Incentive Plan and shall vest as follows: 33,333 shall vest upon our common stock achieving a price per share of $15 during 20 days out of any 30-day trading period, 33,333 shall vest upon our common stock achieving a price per share of $25 during 20 days out of any 30-day trading period, and 33,334 upon achievement of a certain licensing agreement as specified by the Board.

(7)	These options were granted under our 2019 Incentive Plan. 12,500 vested on December 31, 2021, 25,000 shall vest on each of December 31, 2022, December 31, 2023 and December 31, 2024 and 12,500 shall vest on August 4, 2025.

(8)	These RSUs were granted under our 2019 Incentive Plan and shall vest as follows: 33,333 shall vest upon our common stock achieving a price per share of $15 during 20 days out of any 30-day trading period, 33,333 shall vest upon our common stock achieving a price per share of $25 during 20 days out of any 30-day trading period, and 33,334 upon achievement of a certain licensing agreement as specified by the Board.

(9)	These options were granted under our 2019 Incentive Plan. 12,500 shall vest on each of June 27, 2022, June 27, 2023, June 27, 2024 and June 27, 2025.

(10)	These RSUs were granted under our 2019 Incentive Plan and shall vest as follows: (i) 33,333 shall vest upon our common stock achieving a price per share of $25 for at least 20 days out of any 30-day trading period and (a) if the first condition is met any time before June 27, 2022, then the RSUs will vest in three equal installments (on June 27, 2022, June 27, 2023 and June 27, 2024), (b) if the first condition is met any time between June 27, 2022 and June 27, 2023, then 1/3 of the RSUs will vest immediately, and the remainder will vest in two equal installments (on June 27, 2023 and June 27, 2024), (c) if the first condition is met anytime between June 27, 2023 and June 27, 2024, then 2/3 of the RSUs will vest immediately, and the remaining 1/3 will vest on June 27, 2024) and (d) if the first condition is met any time after June 27, 2024, then the RSUs will vest immediately; and (ii) 16,667 upon achievement of a certain licensing agreement as specified by the Board and (a) if the first condition is met any time before June 27, 2022, then the RSUs will vest in three equal installments (on June 27, 2022, June 27, 2023 and June 27, 2024), (b) if the first condition is met any time between June 27, 2022 and June 27, 2023, then 1/3 of the RSUs will vest immediately, and the remainder will vest in two equal installments (on June 27, 2023 and June 27, 2024), (c) if the first condition is met anytime between June 27, 2023 and June 27, 2024, then 2/3 of the RSUs will vest immediately, and the remaining 1/3 will vest on June 27, 2024) and (d) if the first condition is met any time after June 27, 2024, then the RSUs will vest immediately.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

The following table sets forth information concerning stock options and stock awards held by the NEOs as of the end of the Transition Period on December 31, 2021.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares that have not vested (#)		Market value of shares that have not vested ($)

Nadav Kidron	72,000	(1)	-		4.08	8/8/22
	47,134	(2)	-		12.45	4/9/24
	49,000	(3)	-		7.77	6/30/27
	97,000	(4)	-		8.14	1/31/28
	147,375	(5)	49,125	(5)(6)	3.16	2/26/29
	95,000	(7)	95,000	(7)	4.80	1/8/30
	37,500		112,500	(8)	10.40	2/3/31
							200,000	(9)(10)(11)	2,856,000

Miriam Kidron	72,000	(1)	-		4.08	8/8/22
	47,134	(2)	-		12.45	4/9/24
	69,999	(12)	-		7.77	6/30/27
	47,000	(13)	-		8.14	1/31/28
	78,000	(14)	26,000	(14)(6)	3.16	2/26/29
	50,000	(15)	50,000	(15)	4.80	1/8/30
	25,000	(16)	75,000	(16)	10.40	2/3/31
							133,334	(17)(18)	1,904,010

Joshua Hexter	68,750	(19)	131,250	(19)	3.69	9/11/29
	12,500	(20)	37,500	(20)	10.40	2/3/31
							66,667	(21)	952,005

Michael Rabinowitz	12,500	(22)	87,500	(22)	15.10	8/4/31
							66,667	(23)	952,005

David Silberman	-		50,000	(24)	20.19	9/1/31
							50,000	(25)	714,000

(1)	On August 8, 2012, 72,000 options were granted to each of Nadav Kidron and Dr. Miriam Kidron under the Second Amended and Restated 2008 Stock Incentive Plan (the “2008 Plan”), at an exercise price of $4.08 per share; 21,000 of such options vested immediately on the date of grant and the remainder vested in seventeen equal monthly installments, commencing on August 31, 2012. The options have an expiration date of August 8, 2022.

(2)	On April 9, 2014, 47,134 options were granted to each of Nadav Kidron and Dr. Miriam Kidron under the 2008 Plan at an exercise price of $12.45 per share; 15,710 of such options vested on April 30, 2014 and the remainder vested in eight equal monthly installments, commencing on May 31, 2014. The options have an expiration date of April 9, 2024.

(3)	On June 30, 2017, 147,000 options were granted to Nadav Kidron under the 2008 Plan at an exercise price of $7.77 per share; 49,000 of such options vested on December 31, 2017 and the remainder vest in two equal installments of 49,000 on each of December 31, 2018 and December 31, 2019, subject to the Company share price reaching the target of $9.50 and $12.50 per share, respectively. The options expire on June 30, 2027. As of December 31, 2021, 98,000 options were forfeited.

(4)	On January 31, 2018, 97,000 options were granted to Nadav Kidron under the 2008 Plan at an exercise price of $8.14 per share; 72,250 of such options vested on each of January 1, 2019, January 1, 2020 and January 1, 2021 and the remainder of 24,250 shall vest on January 1, 2022. The options expire on January 31, 2028.

(5)	On February 26, 2019, 196,500 options were granted to Nadav Kidron under the 2008 Plan at an exercise price of $3.16 per share; 98,250 of such option vested on December 31, 2019 and December 31, 2020 and the remainder shall vest in two equal installments of 49,125 on each of December 31, 2021 and December 31, 2022. The options expire on February 26, 2029. For additional information please see note 6 below.

(6)	On September 11, 2019, the options in this table were canceled and re-granted under the 2019 Incentive Plan in the same amounts and under the same terms as the original grants.

(7)	On January 8, 2020, 190,000 options were granted to Nadav Kidron under the 2019 Incentive Plan at an exercise price of $4.80 per share. 47,500 of the options vested on December 31, 2020 and the remainder shall vest in three equal installments of 47,500 on each of December 31, 2021, December 31, 2022 and December 31, 2023. The options expire on January 8, 2030.

(8)	On February 3, 2021, 150,000 options were granted to Nadav Kidron under the 2019 Incentive Plan at an exercise price of $10.40 per share. Such options shall vest in four equal installments of 37,500 on each of December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024. The options expire on February 3, 2031.

(9)	On November 13, 2014, 9,788 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Nadav Kidron. The RSUs vested in two equal installments, each of 4,894 shares, on November 30 and December 31, 2014. The shares of common stock underlying the RSUs will be issued upon request of the grantee.

(10)	On February 23, 2015, 79,848 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Nadav Kidron. The RSUs vested in 23 installments consisting of one installment of 6,654 shares on February 28, 2015 and 22 equal monthly installments of 3,327 shares each, commencing March 31, 2015. The shares of common stock underlying the RSUs will be issued upon request of the grantee.

(11)	On February 3, 2021, 300,000 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Nadav Kidron. 100,000 RSUs vested in one installment on August 31, 2021 and the remainder shall vest per the following: 100,000 shares shall vest upon our common stock achieving a specified price per share, and 100,000 shall vest upon our achievement of certain business objectives. The shares of common stock underlying the RSUs will be issued upon request of the grantee.

(12)	On June 30, 2017, 69,999 options were granted to Dr. Miriam Kidron under the 2008 Plan at an exercise price of $7.77 per share; Such options vested in 3 equal installments of 23,333 on each of December 31, 2017, December 31, 2018 and December 31, 2019. The options have an expiration date of June 30, 2027.

(13)	On January 31, 2018, 47,000 options were granted to Dr. Miriam Kidron under the 2008 Plan at an exercise price of $8.14 per share; 35,250 of such options vested in three equal installments of 11,750 on each of January 1, 2019, January 1, 2020 and January 1, 2021 and the remainder of 11,750 shall vest on January 1, 2022. The options expire on January 31, 2028.

(14)	On February 26, 2019, 104,000 options were granted to Dr. Miriam Kidron under the 2008 Plan at an exercise price of $3.16 per share; 52,000 of such option vested on December 31, 2019 and December 31, 2020 and the remainder shall vest in two equal installments of 26,000 on each of December 31, 2021 and December 31, 2022. The options expire on February 26, 2029. For additional information please see note 6 above.

(15)	On January 8, 2020, 100,000 options were granted to Dr. Miriam Kidron under the 2019 Incentive Plan at an exercise price of $4.80 per share. 25,000 of the options vested on December 31, 2020 and the remainder shall vest in three equal installments of 25,000 on each of December 31, 2021, December 31, 2022 and December 31, 2023. The options expire on January 8, 2030.

(16)	On February 3, 2021, 100,000 options were granted to Dr. Miriam Kidron under the 2019 Incentive Plan at an exercise price of $10.40 per share. Such options shall vest in four equal installments of 25,000 on each of December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024. The options expire on February 3, 2031.

(17)	On June 30, 2017, 75,000 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Dr. Miriam Kidron. The RSUs vested immediately, have an exercise price of $0.012 per share of common stock and expire on June 30, 2027.

(18)	On February 3, 2021, 200,000 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Dr. Miriam Kidron. 66,666 RSUs vested in one installment on August 31, 2021 and the remainder shall vest per the following: 66,667 shares shall vest upon our common stock achieving a specified price per share, and 66,667 shall vest upon our achievement of certain business objectives. The shares of common stock underlying the RSUs will be issued upon request of the grantee.

(19)	On September 11, 2019, 200,000 options were granted to Joshua Hexter under the 2019 Incentive Plan at an exercise price of $3.69 per share; 100,000 of such options shall vest in 16 equal installments of 6,250 on the first day of every three month period beginning November 1, 2019 and the remaining 100,000 shall vest upon achievement of certain performance conditions, such as consummating licensing agreements and entering into R&D collaboration agreements. The options expire on September 11, 2029.

(20)	On February 3, 2021, 50,000 options were granted to Joshua Hexter under the 2019 Incentive Plan at an exercise price of $10.40 per share. Such options shall vest in four equal installments of 12,500 on each of December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024. The options expire on February 3, 2031.

(21)	On February 3, 2021, 100,000 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Joshua Hexter. 33,333 RSUs vested in one installment on August 31, 2021 and the remainder shall vest per the following: 33,333 shares shall vest upon our common stock achieving a specified price per share, and 33,334 shall vest upon our achievement of certain business objectives. The shares of common stock underlying the RSUs will be issued upon request of the grantee.

(22)	On August 4, 2021, 100,000 options were granted to Michael Rabinowitz under the 2019 Incentive Plan at an exercise price of $15.10 per share. The options shall vest as follows: 12,500 on December 31, 2021, three equal annual installments of 25,000 on each of December 31, 2022, 2023 and 2024 and 12,500 on August 4, 2025. The options expire on August 4, 2031.

(23)	On August 4, 2021, 100,000 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Michael Rabinowitz. 66,666 shares shall vest upon our common stock achieving a specified price per share, and 33,334 shall vest upon our achievement of certain business objectives.

(24)	On September 1, 2021, 50,000 options were granted to David Silberman under the 2019 Incentive Plan at an exercise price of $20.19 per share. Such options shall vest in four equal installments of 12,500 options on each of June 27, 2022, June 27, 2023, June 27, 2024 and June 27, 2025. The options expire on September 1, 2031.

(25)	On September 1, 2021, 50,000 RSUs, representing a right to receive shares of the Company’s common stock, were granted to David Silberman. These RSUs vest as follows: (i) 33,333 shall vest upon our common stock achieving a price per share of $25 for at least 20 days out of any 30-day trading period and (a) if the first condition is met any time before June 27, 2022, then the RSUs will vest in three equal installments (on June 27, 2022, June 27, 2023 and June 27, 2024), (b) if the first condition is met any time between June 27, 2022 and June 27, 2023, then 1/3 of the RSUs will vest immediately, and the remainder will vest in two equal installments (on June 27, 2023 and June 27, 2024), (c) if the first condition is met anytime between June 27, 2023 and June 27, 2024, then 2/3 of the RSUs will vest immediately, and the remaining 1/3 will vest on June 27, 2024) and (d) if the first condition is met any time after June 27, 2024, then the RSUs will vest immediately; and (ii) 16,667 upon achievement of a certain licensing agreement as specified by the Board and (a) if the first condition is met any time before June 27, 2022, then the RSUs will vest in three equal installments (on June 27, 2022, June 27, 2023 and June 27, 2024), (b) if the first condition is met any time between June 27, 2022 and June 27, 2023, then 1/3 of the RSUs will vest immediately, and the remainder will vest in two equal installments (on June 27, 2023 and June 27, 2024), (c) if the first condition is met anytime between June 27, 2023 and June 27, 2024, then 2/3 of the RSUs will vest immediately, and the remaining 1/3 will vest on June 27, 2024) and (d) if the first condition is met any time after June 27, 2024, then the RSUs will vest immediately.

DIRECTOR COMPENSATION

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during Fiscal 2021:

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Nadav Kidron(1)	-	-	-	-	-
Miriam Kidron(1)	-	-	-	-	-
Aviad Friedman	20,000	-	-	-	20,000
Arie Mayer	20,000	-	-	-	20,000
Kevin Rakin	20,000	217,764	98,048	-	335,812
Leonard Sank	20,000	-	-	-	20,000
Gao Xiaoming(4)	20,000	-	-	-	20,000

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during the Transition Period:

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards (2) (3) ($)	Option Awards (2) (3) ($)	All Other Compensation ($)	Total ($)
Nadav Kidron(1)	-	-	-	-	-
Miriam Kidron(1)	-	-	-	-	-
Aviad Friedman	$8,344	-	-	-	$8,344
Arie Mayer(5)	$70,561	-	-		$70,561
Kevin Rakin	$10,781	-	-	-	$10,781
Leonard Sank	$7,875	-	-	-	$7,875

(1)	Please refer to the Summary Compensation Table for executive compensation with respect to the named individual.

(2)	As of the end of the Transition Period on December 31, 2021, our non-employee directors then in office held options to purchase shares of our common stock and RSUs as follows:

Name of Director	Aggregate Number of Shares Underlying Stock Awards	Aggregate Number of Shares Underlying Option Awards
Aviad Friedman	-	40,857
Arie Mayer	-	20,000
Kevin Rakin	20,000	28,334
Leonard Sank	-	69,867

(3)	The amounts reflect the grant date fair value, as calculated pursuant to FASB ASC Topic 718, of these option awards. The assumptions used to determine the fair value of the option awards are set forth in Note 8 to our audited consolidated financial statements included in the Annual Report. Our directors will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

(4)	Gao Xiaoming’s term as a director expired on August 30, 2021.

(5)	Includes $62,280 as remuneration for Dr. Mayer’s service as a member of the Board of Directors of Oravax.

Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. Based on the report from Aon, effective as of December 1, 2021, each independent director is entitled to receive as remuneration for his or her service as a member of the Board a sum equal to $30,000 per annum. The Chairman of our Board is entitled to receive an additional sum equal to $25,500. The members of our Audit Committee are each entitled to receive an additional sum equal to $5,625. The members of our Compensation Committee are each entitled to receive an additional sum equal to $4,500. The members of our Nominating Committee are each entitled to receive an additional sum equal to $3,750. All remuneration is to be paid quarterly after the close of each quarter. Our executive officers did not receive additional compensation for service as directors. The Board may award special remuneration to any director undertaking any special services on behalf of us other than services ordinarily required of a director.

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Other than indicated above, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments during Fiscal 2021 and the Transition Period.

PROPOSAL 2:
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, as amended, and related rules of the SEC, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of our NEOs listed in the Summary Compensation Table appearing elsewhere in this proxy statement pursuant to Item 402 of Regulation S-K. To learn more about our executive compensation, see “Compensation of Executive Officers and Directors” elsewhere in this proxy statement.

Our stockholders voted on August 3, 2020, to have advisory votes every two years to approve, on a non-binding advisory basis, the compensation paid to the Company’s NEOs, and we have adopted that approach. At the annual meeting of our stockholders held on August 3, 2020, approximately 90% of the total stockholders’ votes cast were cast in favor of the fiscal 2019 compensation of our NEOs. The Compensation Committee has and will consider this result in future executive compensation decisions. Following the vote on this Proposal at the Annual Meeting, we will present a similar advisory vote on the compensation of our NEOs at our 2024 annual meeting of stockholders.

The vote on this Proposal 2 is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, our Compensation Committee of our Board will evaluate whether any actions are necessary to address the concerns of stockholders.

Based on the above, we request that you indicate your support for our executive compensation, by voting in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers as described in this proxy statement, including the “Compensation of Executive Officers and Directors” section, the related compensation tables and other narrative compensation disclosures.”

The opportunity to vote on this Proposal 2 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal 2 is not binding upon us and serves only as a recommendation to our Board. Nonetheless, our Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Vote Required

The approval of Proposal 2 requires the affirmative vote of the holders of a majority of the number of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

The Board unanimously recommends that you vote “FOR” the approval of the compensation of our NEOs, as disclosed in this proxy statement.

PROPOSAL 3:
AMENDMENT TO Incentive Plan

At the Annual Meeting, the Company’s stockholders will be asked to approve an amendment to our 2019 Incentive Plan (the “Plan Amendment”), in order to increase the aggregate number of shares authorized for issuance under the 2019 Incentive Plan by 4,500,000 shares to 7,500,000 shares of common stock, assuming that Proposal 3 is approved. Currently, 3,000,000 shares of common stock are reserved for issuance pursuant to awards granted under the 2019 Incentive Plan. As of May 26, 2022, there were 124,387 shares available for future award grants under the 2019 Incentive Plan and options to acquire 1,761,917 shares of common stock were outstanding under the 2019 Incentive Plan.

The proposed Plan Amendment is set out in Appendix A to this proxy statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of common stock reserved and available for issuance under the 2019 Incentive Plan.

Our Board, the Compensation Committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the Plan Amendment is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors.

Material Features of the 2019 Incentive Plan

The following description of certain material features of the 2019 Incentive Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2019 Incentive Plan.

Shares Available. The maximum number of shares authorized for issuance under the 2019 Incentive Plan following the Plan Amendment will be 7,500,000 shares of common stock, which is an increase of 4,500,000 shares from the number of shares currently authorized for issuance under the 2019 Incentive Plan. Other than in the case of options intended to qualify as incentive stock options (“ISOs”) for U.S. federal income tax purposes, the shares underlying any awards that are forfeited, canceled or expired (whether voluntarily or involuntarily) under the 2019 Incentive Plan will be added back to the shares authorized for issuance under the 2019 Incentive Plan. Shares that actually have been issued under the 2019 Incentive Plan pursuant to an award will not be available for future issuance under the 2019 Incentive Plan, except that if unvested shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase, such shares shall become available for future grant under the 2019 Incentive Plan. To the extent not prohibited by the listing requirements of Nasdaq and applicable law, shares surrendered upon exercise or purchase of award (including pursuant to a net exercise) or to satisfy tax withholding obligations will be added back to the shares authorized for issuance under the 2019 Incentive Plan, unless otherwise determined by the administrator. In no event will ISOs be issued under the 2019 Incentive Plan following the Plan Amendment with respect to more than 7,500,000 shares, adjusted as described below.

Types of Awards. The 2019 Incentive Plan permits the issuance of equity-based awards, including options (including stock options that qualify under Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 (the “Tax Ordinance”), stock options that qualify under Section 3(i) of the Tax Ordinance and stock options that qualify as ISOs for U.S. federal income tax purposes), stock appreciation rights, restricted stock and RSUs.

Plan Administration. The 2019 Incentive Plan is administered by the Board or the Compensation Committee. The administrator of the 2019 Incentive Plan has the power and authority to: select the employees, directors and consultants to whom awards will be granted from time to time; determine whether and to what extent awards are granted under the 2019 Incentive Plan; determine the number of shares or the amount of other consideration to be covered by each award granted thereunder, the exercise price or purchase price of each option or other award, the duration of each award and the times at which each award will become exercisable; approve forms of award agreements for use under the 2019 Incentive Plan; approve the time or times when options or other awards vest, which may be based on performance criteria and may include any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any award or shares related thereto based in each case on such factors as the administrator, in its sole discretion, determines; subject to certain limitations, amend the terms of any outstanding award under the 2019 Incentive Plan; construe and interpret the terms of the 2019 Incentive Plan and awards, including without limitation, any notice of award or award agreement, granted pursuant to the 2019 Incentive Plan; grant awards to employees, directors and consultants employed outside the United States on such terms and conditions different from those specified in the 2019 Incentive Plan as may, in the judgment of the administrator, be necessary or desirable to further the purpose of the 2019 Incentive Plan; designate awards as ISOs or non-qualified stock options, or as 102 options (whether through a trustee or not) or 3(i) options subject to the limitations under the Israeli Tax Authorities or any other applicable law and to determine the type and route of Trustee 102 options; determine the fair market value of the shares in accordance with the provisions of the 2019 Incentive Plan; and take all such other action and make all such other determinations and interpretations, not inconsistent with the terms of the 2019 Incentive Plan, as the administrator deems appropriate. Except in the case of options, stock appreciation rights and performance-based compensation (as discussed further below), the Board may delegate to officers of the Company, as defined in Section 16 of the Exchange Act, the authority to grant awards to consultants and employees, other than our directors or officers, provided that the Board may limit such authority from time to time.

Eligibility and Limitations on Grants. All employees, directors and consultants of the Company or a subsidiary of the Company are eligible to participate in the 2019 Incentive Plan subject to the discretion of the administrator. Approximately 13 employees and directors are currently eligible to participate in the 2019 Incentive Plan. The number of consultants eligible to participate in the 2019 Incentive Plan fluctuates from time to time. Awards other than ISOs may be granted to employees, directors and consultants. ISOs may be granted only to employees of the Company or certain subsidiaries of the Company. The maximum number of shares of common stock with respect to which options and stock appreciation rights, and restricted stock and RSUs to the extent such awards are performance-based, may be granted to any grantee in any calendar year is 400,000 shares, subject to adjustment as discussed below.

Performance-Based Compensation. Certain awards of restricted stock or RSUs under the 2019 Incentive Plan may vest contingent on the satisfaction of performance goals (“performance-based compensation”).

The 2019 Incentive Plan permits the Compensation Committee to condition vesting on the satisfaction of any one or more of the following performance criteria: (1) increase in share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment, (9) operating income, (10) net operating income, (11) pre-tax profit, (12) cash flow, (13) revenue, (14) expenses, (15) earnings before interest, taxes and depreciation, (16) economic value added, (17) market share, (18) satisfactory completion of clinical trials or scientific benchmarks and (19) receipt of regulatory approvals. These criteria may be applied to the Company or any subsidiary as a whole, or with respect to a division, operating unit or business segment of the Company or a subsidiary, or any combination of the foregoing. The Compensation Committee must select the particular performance criteria before 25% of the applicable performance period has elapsed (or within 90 days of the date of award), if earlier. The Compensation Committee may make adjustments as necessary to the performance criteria to eliminate the effect on the stated performance goals of unplanned acquisitions or dispositions, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards and variances to planned annual incentive compensation expense.

Stock Options. The administrator may award ISOs, non-qualified stock options, stock options that qualify under Section 102 or Section 3(i) of the Tax Ordinance. The exercise price of stock options awarded under the 2019 Incentive Plan may not be less (and in the case of certain ISO grants must be more) than the fair market value per share of the common stock on the date of the option grant. The administrator will determine at what times and under what conditions options may be exercised, subject to certain provisions in the case of options granted to Israeli grantees.

To qualify as ISOs, stock options must meet additional U.S. federal income tax requirements under the Internal Revenue Code of 1986, as amended (the “Code”), including a $100,000 limit on the value of shares subject to ISOs that first become exercisable in any one calendar year, a term of 10 years and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Stock Appreciation Rights. The administrator may award a stock appreciation right independently of a stock option. The base appreciation amount of stock appreciation rights awarded under the 2019 Incentive Plan may not be less than the fair market value per share of the common stock on the date of grant of the stock appreciation right. The maximum number of shares of common stock with respect to which stock appreciation rights may be granted to any grantee in any calendar year is 400,000 shares, subject to adjustment as discussed below.

Restricted Stock and RSUs. The administrator may award shares of restricted stock or RSUs to grantees subject to such conditions and restrictions as the administrator may determine. RSUs are similar to restricted stock except that no shares are actually awarded to the grantee on the grant date. No monetary payment, other than for applicable taxes, is due by the grantee in connection with the grant of restricted stock or issuance of shares in connection with an RSU, except that the grantee must pay the Company the par value of the restricted stock or the shares of common stock underlying the RSU. The maximum number of shares of common stock with respect to which restricted stock and RSUs may be granted to any grantee in any calendar year is 400,000 shares, subject to adjustment as discussed below.

Tax Withholding. Grantees of awards made or outstanding under the 2019 Incentive Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold, including, without limitation, obligations incident to the receipt of shares upon any option exercise or vesting of other awards.

Change of Control Provisions. Unless otherwise set forth in the award agreement, in the event of a “change in control” as defined in the 2019 Incentive Plan, the administrator may, in its sole discretion, provide for the (1) termination of an award upon the consummation of the change in control, but only if such award has vested and been paid out or the holder has been permitted to exercise the option in full for a period of not less than 30 days prior to the change in control, (2) acceleration of all or any portion of an award, (3) payment of an amount (in cash or, in the discretion of the administrator, in the form of consideration paid to shareholders of the Company in connection with such change in control) in exchange for the cancellation of an award and/or (4) issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder in a manner complying with applicable regulations.

Capitalization Changes. The total number of shares available for award under the 2019 Incentive Plan, and the annual limit on the number of shares that may be awarded to any grantee in a calendar year, are subject to adjustment pursuant to the terms of the 2019 Incentive Plan in the case of certain changes in the capital structure of the Company including, such as stock splits, reverse stock splits, stock dividends, combination or reclassifications of shares or similar transactions.

Term. No awards may be granted under the 2019 Incentive Plan after the 10-year anniversary of the date that the 2019 Incentive Plan was approved by the Board, or June 29, 2030.

Amendments. The Board may amend, suspend or terminate the 2019 Incentive Plan at any time, subject to the approval of the Company’s stockholders to the extent such approval is required by applicable laws. Generally, under Nasdaq rules and provisions of the Code in the case of Incentive Stock Options, all material amendments to the 2019 Incentive Plan will be subject to approval by our stockholders, including, but not limited to: (1) an increase in the number of shares to be issued under the 2019 Incentive Plan; (2) an increase in benefits to grantees under the 2019 Incentive Plan including any material change to (i) permit a repricing (or decrease in exercise price) of outstanding stock options and SARs or (ii) reduce the price of stock options, SARs and other awards intended to provide the benefit of appreciation in the value of common stock subsequent to grant; (3) an extension of the duration of the 2019 Incentive Plan; (4) an expansion of the class of grantees eligible to participate in the 2019 Incentive Plan; and (5) any expansion in the types of awards provided under the 2019 Incentive Plan. Otherwise, the Board may amend or discontinue the 2019 Incentive Plan at any time, provided that no such amendment may adversely affect the rights under any outstanding award without the holder’s consent.

New Plan Benefits

If the Plan Amendment is approved, the number of options that will be received by or allocated to the Company’s employees, directors and consultants will be determined by the Compensation Committee and is not determinable at this time. For information regarding awards made to our NEOs under the 2019 Incentive Plan outstanding as of December 31, 2021, see “Compensation of Executive Officers and Directors — Outstanding Equity Awards at December 31, 2021.” For information regarding awards made to our directors under the 2008 Plan and the 2019 Incentive Plan outstanding as of December 31, 2021, and for a description of our compensation program for non-employee directors, see “Compensation of Executive Officers and Directors — Director Compensation.” Since December 31, 2021, we have granted a total of 356,500 options and 356,000 RSU grants under the 2019 Incentive Plan, including the following grants to our directors and executive officers: 63,000 RSUs and 107,000 options to Mr. Nadav Kidron with a weighted average exercise price of $13.89 per share; 42,000 RSUs and 72,000 options to Dr. Miriam Kidron with a weighted average exercise price of $13.89 per share; 19,000 RSUs and 32,000 options to Mr. Michael Rabinowitz with a weighted average exercise price of $13.89 per share; 19,000 RSUs and 32,000 options to Mr. David Silberman with a weighted average exercise price of $13.89 per share; 21,000 RSUs and 36,000 options to Mr. Joshua Hexter with a weighted average exercise price of $13.89 per share; 18,000 RSUs and 30,000 options to Mr. Netanel Derovan with a weighted average exercise price of $12.03 per share; 6,000 RSUs and 10,000 options to each of Mr. Kevin Rakin, Mr. Leonard Sank, Dr. Arie Mayer and Mr. Aviad Friedman with a weighted average exercise price of $13.89 per share; and 4,500 RSUs and 7,500 options to Mr. Yadin Rozov with a weighted average exercise price of $5.14 per share.

U.S. Tax Aspects

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2019 Incentive Plan. It does not describe all federal tax consequences under the 2019 Incentive Plan nor does it describe state, local or foreign tax consequences.

ISOs. ISOs are intended to qualify for treatment as such under Section 422 of the Code. An ISO does not result in income recognition to the optionee or a deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the exercise price generally will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the exercise price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period (referred to as a “disqualifying disposition”), the optionee will recognize ordinary income, and we will be entitled (subject to the limitations of Section 162(m) of the Code, discussed below) to a corresponding deduction, in the year of the disposition, generally equal to the excess of the fair market value of the shares on the date of exercise of the option (or the sale price of the shares sold, if less) over the exercise price. Any additional gain or loss realized on the disposition will be capital gain or loss.

Non-Qualified Stock Options. Options that are not ISOs (designated as such at grant or options that would otherwise have qualified (but in fact fail to qualify) as ISOs, because, for example, the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000 based on the fair market value of the shares on the date of grant) are considered to be “non-qualified” stock options.

A non-qualified stock option ordinarily will not result in income recognition to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of a non-qualified stock option in an amount equal to the excess of the then fair market value of the shares over the exercise price per share. Compensation income of optionees will be subject to withholding (if the optionee is an employee) and employment or self-employment taxes, and a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) will be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified stock option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss (short-term or long-term, as applicable).

Stock Appreciation Rights. A grantee recognizes no income upon the grant of a stock appreciation right, but upon its exercise recognizes compensation income in an amount equal to the cash or cash equivalent that he or she receives at that time. If the grantee receives our shares upon exercise of the stock appreciation right, he or she recognizes compensation income equal to the fair market value of the shares received (or, if the shares are subject to a substantial risk of forfeiture at the exercise date, at the date or dates on which the risk expires, unless he or she elects to be taxed currently by filing a so-called Section 83(b) election with the Internal Revenue Service within 30 days of the receipt of the shares), less the base appreciation amount set forth in the related agreement. Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes, and a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) will be allowable to us in an amount equal to the grantee’s compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss (short-term or long-term, as applicable).

Stock Grants. With respect to stock grants that are made without any restrictions, the grantee must generally recognize compensation income equal to the excess of the fair market value of shares received over the amount paid (if any). Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

If a stock grant award is subject to restrictions, the grantee generally will not recognize compensation income at the time of the award, but will instead recognize compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse. A grantee may elect (by filing a so-called Section 83(b) election with the Internal Revenue Service within 30 days of the receipt of the shares) to instead recognize compensation income at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to a tax deduction for the amount of previously recognized compensation income. He or she will be entitled to a capital loss for the amount paid, if any, for the shares. Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

When the shares are subsequently sold, the grantee generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

RSUs. The grantee recognizes no income until the issuance of the shares at or shortly after vesting. At that time, the grantee must generally recognize compensation income equal to the fair market value of the shares received less the amount paid (if any). Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We generally will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

When the shares are subsequently sold, the grantee generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

Limitation on the Company’s Deductions. Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer and certain other executive officers. Prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), an exception existed for “performance-based” compensation. Our 2008 Plan was generally designed such that compensation arising on award satisfied the then-effective performance-based exemption.

The TCJA modified the group of individuals to whom payments of compensation in excess of $1,000,000 is not deductible to generally include the principal executive officer, the principal financial officer and the three other most highly compensated executive officers, and provided that each person covered by Section 162(m) of the Code for a particular year after 2016 will remain subject to this limit in subsequent years, even if otherwise not included in that group for the year. It also eliminated the performance-based exemption from Section 162(m) of the Code.

The 2019 Incentive Plan authorizes the Compensation Committee to grant compensation that is partially or wholly nondeductible. As a result, it is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000, except certain historical awards that meet transition rules for continued deductibility under the TCJA.

Israeli Tax Aspects

The following is a summary of the Israeli income tax consequences of certain transactions under the 2019 Incentive Plan with regard to the granting of awards, including, stock options, restricted stock and restricted stock units (the “Stock Awards”) to Israeli Stock Award holders. It is general and does not purport to be comprehensive. Generally, the 2019 Incentive Plan provides for the granting of Stock Awards to employees, directors and consultants under either Section 102 or Section 3(i) of the Tax Ordinance. The Stock Awards granted under the 2019 Incentive Plan to employees and office holders, who are not controlling shareholders (as defined in the Tax Ordinance) are subject to the “capital gains tax route” under Section 102 of the Tax Ordinance (the “Capital Gains Tax Route”) and the Stock Awards granted to participants in the 2019 Incentive Plan who do not qualify to receive Stock Awards under the Capital Gains Tax Route, including consultants, service providers and controlling shareholders, are subject to Section 3(i) of the Tax Ordinance.

The Capital Gains Tax Route generally provides, in connection with Stock Awards, for a reduced tax rate of 25% on gains realized upon the sale of its underlying shares, subject to the fulfillment of certain procedures and conditions including the deposit of such Stock Awards (or shares issued upon their exercise) for a requisite period of time with a trustee approved by the Israeli Tax Authority (currently, 24 months from the date of grant). Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the Stock Awards is less than the fair market value of the underlying shares at the time of grant of the Stock Awards (calculated as the average value of a company’s shares on the 30 trading days preceding the date of grant), such amount will be deemed ordinary income of the Stock Award holder, taxed at the applicable marginal tax rate (up to 50% in 2022, that is, up to a 47% marginal tax rate plus a 3% surtax, if applicable) together with health insurance and social security insurance payments, on the date of sale of the underlying shares and/or the date of the release of such underlying shares from trust. In the event the requirements of Section 102 of the Tax Ordinance for the allocation of Stock Awards according to the Capital Gains Tax Route are not met, the benefit attributed to the Stock Award holder as a result of the grant of such Stock Awards will be taxed as ordinary work income at applicable marginal income tax rates (together with health insurance and social security insurance payments). For as long as restricted stock or shares issued upon exercise of Stock Awards are registered in the name of the trustee, the voting rights with respect to such shares will remain with the trustee. Under the Capital Gains Tax Route, a company, or its Israeli subsidiary, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the Stock Award holder upon sale of the shares underlying the Stock Awards (except for such amount that will be deemed ordinary income of the Stock Award holder as explained above, provided that such subsidiary reimburses the expenses of the issuing corporation with respect to the grant of Stock Awards to Israeli grantees). The Israeli subsidiary of the Company will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at the source on behalf of the Stock Award holder and may be required to pay social security and national health insurance charges.

Generally, with respect to a holder of a 3(i) Stock Award that is not registered for trade, the taxable event shall take place on the date of exercise of the Stock Award into shares, and the income will be classified as regular employment or work income subject to marginal tax rates (if the holder is an individual) or corporate tax rates (if the holder is a corporation).

Equity Compensation Plan Information

For information regarding awards made under the 2008 Plan and 2019 Incentive Plan outstanding as of December 31, 2021, see “Compensation of Executive Officers and Directors — Equity Compensation Plan Information.”

Vote Required

The approval of Proposal 3 requires the affirmative vote of the holders of a majority of the number of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

The Board unanimously recommends that you vote “FOR” the approval of the Plan Amendment, as disclosed in this proxy statement.

PROPOSAL 4:
RATIFICATION OF AUDITORS

At the Annual Meeting, the stockholders will be asked to ratify the reappointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the 2022 fiscal year. The Independent Auditors have no other relationship with us or with any of our affiliates, except as auditors and tax consultants. A representative of the Independent Auditors will not be present at the Annual Meeting.

The aggregate fees billed by Kesselman & Kesselman, independent registered public accounting firm, and member firm of PricewaterhouseCoopers International Limited, for services rendered to us during fiscal years 2021 and 2020, and during the Transition Period:

	Transition Period	2021	2020
Audit Fees(1)	$39,000	$90,000	$95,000
Audit-Related Fees(2)	42,000	47,500	101,000
Tax Fees(3)	-	1,400	2,000
All Other Fees	-	-	-
Total Fees	$81,000	$138,900	$198,000

(1)	Amount represents fees paid for professional services for the audit of our consolidated annual financial statements, review of our interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Represents fees paid for services rendered in connection with our February 2020 public offering of common stock for fiscal year 2020, our July 2021 public offering of common stock for fiscal year 2021, our November 2021 registered direct offering of common stock for the Transition Period, at-the-market offering related fees, and fees rendered in connection with the Israeli Innovation Authority requirements.

(3)	Represents fees paid for tax consulting services.

SEC rules require that before the independent registered public accounting firm are engaged by us to render any auditing or permitted non-audit related service, the engagement be: (1) pre-approved by our Audit Committee; or (2) entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The Audit Committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

Vote Required

The approval of Proposal 4 requires the affirmative vote of the holders of a majority of the number of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

The Board unanimously recommends that you vote “FOR” ratification of the appointment of the Independent Auditors.

OTHER BUSINESS

We do not know of any matters that are to be presented for action at the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2023 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at 1185 Avenue of the Americas, Third Floor, New York, New York 10036, no later than February 2, 2023 and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Pursuant to Rule 14a-4 under the Exchange Act, stockholder proxies obtained by our Board in connection with our 2023 Annual Meeting of Stockholders will confer on the named proxies discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s proxy statement in connection with such annual meeting unless notice of the matter to be presented at such annual meeting is provided to the Company’s Secretary by April 18, 2023.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers, banks and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of our Annual Report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at 844-967-2633.

By Order of the Board of Directors,

/s/ Nadav Kidron
Nadav Kidron
President, Chief Executive Officer and Director

New York, New York

June 2, 2022

Appendix A

FIRST AMENDMENT TO

Amended and Restated 2019 Stock Incentive Plan

WHEREAS, Oramed Pharmaceuticals Inc. (the “Company”) maintains the Company’s Amended and Restated 2019 Stock Incentive Plan (the “Incentive Plan”);

WHEREAS, the Board of Directors (the “Board”) and the Compensation Committee of the Board has determined that it is in the best interests of the Company to amend the Incentive Plan to increase the maximum number of shares of the Company’s common stock authorized to be issued under the Incentive Plan by 4,500,000, from 3,000,000 to 7,500,000; and

WHEREAS, pursuant to the Incentive Plan and in accordance with applicable stock exchange rules, an amendment that materially increases the aggregate number of shares that may be issued under the Incentive Plan generally must be approved by the stockholders of the Company.

NOW, THEREFORE, effective as of the date of approval by the stockholders of the Company in accordance with applicable stock exchange rules, the Incentive Plan is hereby amended in the following particulars:

1.	Section 3(a) of the Incentive Plan is deleted in its entirety and replaced with the following:

(a) Subject to the provisions of Section 12 below, the maximum aggregate number of Shares that may be issued pursuant to all Awards (including Incentive Stock Options) under the Plan is 7,500,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock. Notwithstanding Section 3(b), Incentive Stock Options on no more than 3,000,000 Shares, adjusted pursuant to the provisions of Section 12 below, may be granted.

2.	In all other respects the Incentive Plan shall remain unchanged and in full force and effect.

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ORAMED PHARMACEUTICALS INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 29, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE RETURN THE SIGNED PROXY CARD IN THE ACCOMPANYING REPLY ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

PROXY

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

	FOR	AGAINST	ABSTAIN
(1) Dr. Miriam Kidron	☐	☐	☐
(2) Nadav Kidron	☐	☐	☐
(3) Dr. Arie Mayer	☐	☐	☐
(4) Yadin Rozov	☐	☐	☐
(5) Leonard Sank	☐	☐	☐

2. To approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To approve an amendment to the Company's Amended and Restated 2019 Stock Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company relating to the Meeting.

______________________________ Date _______, 2022
Signature of Stockholder

______________________________ Date _______, 2022
Signature of Stockholder

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2022.**

Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

ORAMED PHARMACEUTICALS INC.

The undersigned hereby appoints Nadav Kidron, President and Chief Executive Officer, and Netanel Derovan, Chief Legal Officer, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the shares of common stock in Oramed Pharmaceuticals Inc. (the **"Company"**) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the **"Meeting"**) to be held at our Israeli office, located at 20 Mamilla Avenue, Jerusalem, 9414904, Israel, on June 30, 2022 at 4:00 p.m. (Israel time), and at any adjournments or postponements thereof, upon the following matters, which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO ANY MATTER, THIS PROXY CARD WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on the reverse side)